Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the board of directors
Datigen, Inc.


We hereby consent to the use in the Definitive Proxy Statement of Datigen, Inc. of our report dated February 4, 2003, on the consolidated financial statements of Datigen, Inc. as of December 31, 2003 and for the year in the period then ended which appear in the Annual Report on Form 10-KSB for the year ended December 31, 2003.



/S/ Squire & Company PC
-----------------------
Orem, Utah

January 21, 2005